SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: June 5, 2001

                                SurgiLight, Inc.
              ----------------------------------------------------
             (Exact Name of Registrant as specified in its charter)

       Delaware                     000-24897                       35-1990562
 ----------------------        -------------------                 ------------
(State of Incorporation)      (Commission file No.)               (IRS Employer
                                                                    ID Number)
                12001 Science Drive, Suite 140, Orlando, FL 32826
                          ----------------------------
                         (Address of Principal Offices)

                  Registrant's telephone number: (407) 482-4555

Item 6.  Resignations of Registrant's Directors.

Effective May 24, 2001, Richard A. Ajayi resigned as a director of SurgiLight, Inc. (the "Company"). Mr. Ajayi cited disagreements with J.T. Lin, Ph. D, the President, Chief Executive Officer, and Chairman of the Board of the Company, as the reason for his resignation. Specifically, Dr. Ajayi asserted that Dr. Lin repeatedly refused to accept or ignored the decisions and guidance of the board of directors regarding compliance with Food and Drug Administration regulations and federal securities laws regulations.

The Company and the remainder of the board of directors dispute Dr. Ajayi's assertions that Dr. Lin acted outside of the board's directives concerning FDA and securities laws matters. In fact, a majority of the board of directors did not support Dr. Ajayi's positions and recommendations, which included Dr. Ajayi's wishes to become Chairman of the board of directors.

Effective May 24, 2001, Richard L. Reffner resigned as a director of the Company. Such resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies, or practices. Mr. Reffner cited the difficult nature of his position both as an employee and as a member of the board. Mr. Reffner also expressed his belief that he could perform his fiduciary duties and fulfill his obligations as a board member without sacrificing his livelihood and family life. Mr. Reffner's spouse also is an employee of the Company and works with him at the Company's laser center in Plantation, Florida. Mr. Reffner expressed his continued focus on making the laser center profitable.

Effective May 25, 2001, Timothy J. Shea resigned as a director of the Company. Such resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies, or practices. Rather, Mr. Shea cited the difficult nature of his position both as an employee and a member of the board.

The Company believes that its board of directors should consist of more outside, non-employee directors, rather than corporate insiders. Therefore, the Company believes that the resignation of two inside board members, Mr. Shea and Mr. Reffner, and the replacement of such board positions with new outside directors is of substantial benefit to the Company.

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The Company has identified three or four potential board members to be nominated for election at the 2001 annual meeting to replace the three board members who have resigned. The Company believes that the election of the new prospective outside directors will be in the best interests of the Company because they may serve more independently than the former directors who have resigned.

Item 7. Financial Statements and Exhibits.

     (c) Schedule of Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B:

     Exhibit 17 Letter of resignation dated May 24, 2001 from Richard A. Ajayi to Dr. Lin, Ph.D.


                                            SurgiLight, Inc.

Date:    June 5, 2001

                                            By:  /s/  J. T. Lin
                                               --------------------------------
                                                      J. T. Lin, President and
                                                      CEO and Chairman of the
                                                      Board of Directors